UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 12, 2015, the Board of Directors of Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), elected Charles L. Atwood to the Board of Directors. Mr. Atwood will hold office until the next annual meeting of stockholders (and until his successor shall have been duly elected and qualified). Pinnacle has not yet made a determination as to the committees of the Board of Directors on which Mr. Atwood will serve. Mr. Atwood is a corporate director and advisor and serves as lead trustee of Equity Residential, a public real estate investment trust.

There are currently no arrangements or understandings between Mr. Atwood and any other persons pursuant to which he was selected as a director of Pinnacle and he is not a party to any transaction that would be required to be disclosed by Pinnacle pursuant to Item 404(a) of Regulation S-K.

Mr. Atwood shall be eligible to participate in all other previously established and disclosed plans in which non-employee directors participate. Such compensation and plans are described in Pinnacle’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2014.

Item 8.01.	Other Events.

On March 13, 2015, Pinnacle issued a press release announcing the election of Mr. Atwood to the Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated March 13, 2015, issued by Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: March 13, 2015	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated March 13, 2015, issued by Pinnacle Entertainment, Inc.